Exhibit 99.(h)(2)(c)

SECOND AMENDMENT TO

SECURITIES LENDING AUTHORIZATION AGREEMENT

BETWEEN

AMERICAN BEACON FUNDS AND AMERICAN BEACON INSTITUTIONAL FUNDS

TRUST, EACH ON BEHALF OF ITS RESPECTIVE SERIES, AS LISTED ON SCHEDULE B,

AND

STATE STREET BANK AND TRUST COMPANY

This Second Amendment (this “Amendment”) dated September 18, 2017 is between each AMERICAN BEACON investment company listed on Schedule B (each, a “Trust”), severally and not jointly, each acting solely on behalf of its series listed on Schedule B, severally and not jointly (a Trust acting on behalf of one of its series, a “Fund,” and the Trusts acting on behalf of their respective series, collectively, the “Funds”), and STATE STREET BANK AND TRUST COMPANY, acting either directly or through any State Street affiliates (collectively “State Street”).

Reference is made to a Securities Lending Authorization Agreement dated the 16th day of February 2017, as in effect immediately prior to the date of this Amendment Street (the “Agreement”), between the Funds and State Street.

WHEREAS, the Trust and State Street desire to amend the Agreement as set forth below.

NOW, THEREFORE, for value received, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties mutually agree to amend the Agreement as follows:

1.          Definitions. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

2.          Amendment.

Schedule B to the Agreement is hereby amended by deleting it in its entirety and replacing it with the revised Schedule B attached to this Amendment.

3.          Representations and Warranties. Each party hereto represents and warrants that (a) it has the power to execute and deliver this Amendment, to enter into the transactions contemplated hereby, and to perform its obligations hereunder; (b) it has taken all necessary action to authorize such execution, delivery, and performance; (c) this Amendment constitutes a legal, valid and binding obligation enforceable against it; and (d) the execution, delivery, and performance by it of the Agreement will at all times comply with all applicable laws and regulations. Each of American Beacon Institutional Funds Trust and American Beacon Funds represents and warrants it has taken all necessary action to join the Agreement and that the Agreement, as amended hereby, is a legal, valid and binding Agreement enforceable per its terms and further makes each representations and warranty made by a Fund included in the Agreement.

4.         Governing Law; Miscellaneous. This Amendment shall be governed and construed in accordance with the governing law of the Agreement. Except to the extent specifically amended by this Amendment, the provisions of the Agreement shall remain unmodified, and the Agreement is ratified and affirmed as being in full force and effect. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts, together, constitute only one (1) instrument.

5.         Effective Date. This Amendment shall be effective as of the date first written above.

IN WITNESS WHEREOF, the parties hereto execute this Second Amendment by affixing their duly authorized signatures below.

EACH TRUST, acting solely on behalf of each of its respective series as listed on Schedule B, severally and not jointly		STATE STREET BANK AND TRUST COMPANY
By:	/s/ Gene L. Needles, Jr.	By:	/s/ Francesco Squillacioti
Name:	Gene L. Needles, Jr.	Name:	Francesco Squillacioti
Title:	President	Title:	Senior Managing Director

Amended and Restated

Schedule B

This Amended and Restated Schedule is attached to and made part of the Securities Lending Authorization Agreement dated the 16th day of February 2017 between each AMERICAN BEACON investment company listed on Schedule B (each, a “Trust”), severally and not jointly, each acting solely on behalf of its series listed on Schedule B, severally and not jointly (a Trust acting on behalf of one of its series, a “Fund,” and the Trusts acting on behalf of their respective series, collectively, the “Funds”), and STATE STREET BANK AND TRUST COMPANY acting either directly or through any State Street Affiliates (collectively, “State Street”).

List of Trusts, Funds and Investment Managers

Trust Name and Jurisdiction	Fund Name	Taxpayer Identification Number/Tax Year-End	Fund ID	Investment Manager Name
American Beacon Funds, a Massachusetts business trust	American Beacon Balanced Fund	75-2161800 10/31	DVA1 Equities only DVA2 Equities Only DVA4	Barrow, Hanley, Mewhinney & Strauss Brandywine Global Investment Management LLC Hotchkis and Wiley Capital Management
American Beacon Funds, a Massachusetts business trust	American Beacon Large Cap Value Fund	75-2161801 10/31	DVB1 DVB2 DVB4 DVB7	Barrow, Hanley, Mewhinney & Strauss Brandywine Global Investment Management LLC Hotchkis and Wiley Capital Management MFS Institutional Advisors
American Beacon Funds, a Massachusetts business trust	American Beacon Mid-Cap Value Fund	20-1231418 10/31	DVU1 DVU2 DVU3	Barrow, Hanley, Mewhinney & Strauss Pzena Investment Management, LLC WEDGE Capital Management, LLP

American Beacon Funds, a Massachusetts business trust	American Beacon Small Cap Value Fund	75-2791825 10/31	DVJ3 DVJ8 DVJ4 DVJ1 DVJ7 DVJA DVJ2 DVJB

Barrow, Hanley, Mewhinney & Strauss

Barrow, Hanley, Mewhinney & Strauss

The Boston Company Asset Management

Brandywine Global Investment Management LLC

Foundry Partners, LLC

Hillcrest Asset Management

Hotchkis and Wiley Capital Management

Hotchkis and Wiley Capital Management

American Beacon Funds, a Massachusetts business trust	American Beacon Bridgeway Large Cap Value Fund	87-0709984 12/31	YAF1	Bridgeway Capital Management
American Beacon Funds, a Massachusetts business trust	American Beacon Bridgeway Large Cap Growth Fund	87-0709982 12/31	DV81	Bridgeway Capital Management
American Beacon Funds, a Massachusetts business trust	American Beacon HSMP Quality Growth Fund	39-1847726 12/31	YAL1 YAL2	HS Management Partners HS Management Partners
American Beacon Funds, a Massachusetts business trust	American Beacon Stephens Mid-Cap Growth Fund	20-3787613 12/31	YAJ1	Stephens Investment Management Group, LLC
American Beacon Funds, a Massachusetts business trust	American Beacon Stephens Small Cap Growth Fund	20-3541234 12/31	YAG1	Stephens Investment Management Group, LLC
American Beacon Funds, a Massachusetts business trust	American Beacon Bahl & Gaynor Small Cap Growth Fund	47-0984282 12/31	ABX1	Bahl & Gaynor Investment Counsel

American Beacon Funds, a Massachusetts business trust	American Beacon Zebra Small Cap Equity Fund	27-2501754 8/31	DVR2	Zebra Capital Management, LLC
American Beacon Funds, a Massachusetts business trust	American Beacon The London Company Income Equity Fund	45-4621832 8/31	YAN1	The London Company Investment Counsel
American Beacon Funds, a Massachusetts business trust	American Beacon International Equity Fund	75-2401150 10/31	DVD1 DVD4 DVD3	Causeway Capital Management Lazard Asset Management Templeton Investment Counsel, LLC
American Beacon Funds, a Massachusetts business trust	American Beacon Acadian Emerging Markets Managed Volatility Fund	46-3134954 1/31	ABH1	Acadian Asset Management LLC
American Beacon Funds, a Massachusetts business trust	American Beacon SGA Global Growth Fund	27-3800477 1/31	ABJ1	Sustainable Growth Advisers, LP
American Beacon Funds, a Massachusetts business trust	American Beacon ARK Transformational Innovation Fund	81-4595263 6/30	DVK7	ARK Investment Management LLC
American Beacon Funds, a Massachusetts business trust	American Beacon Alpha Quant Core Fund	81-4775682 6/30	YAC3	Alpha Quant Advisors, LLC
American Beacon Funds, a Massachusetts business trust	American Beacon Alpha Quant Dividend Fund	81-4834891 6/30	YAC6	Alpha Quant Advisors, LLC
American Beacon Funds, a Massachusetts business trust	American Beacon Alpha Quant Quality Fund	81-4842077 6/30	YAC5	Alpha Quant Advisors, LLC
American Beacon Funds, a Massachusetts business trust	American Beacon Alpha Quant Value Fund	81-4871086 6/30	YAC4	Alpha Quant Advisors, LLC

American Beacon Funds, a Massachusetts business trust	American Beacon Shapiro Equity Opportunities Fund	82-2094363 6/30	YAC8	Shapiro Capital Management, LLC
American Beacon Funds, a Massachusetts business trust	American Beacon Shapiro SMID Cap Equity Fund	82-2098235 6/30	YAC9	Shapiro Capital Management, LLC
American Beacon Institutional Funds Trust, a Delaware business trust	American Beacon Diversified Fund	81-4879015 10/31	DVIA DVIB DVIJ DVID DVIL DVIF DVIG DVIH

Aristotle Capital Management LLC

Barrow, Hanley, Mewhinney & Strauss, LLC – Equity

Barrow, Hanley, Mewhinney & Strauss, LLC - Fixed Income

Brandywine Global Investment Management, LLC – Equity

Brandywine Global Investment Management, LLC - Fixed Income

Hotchkis and Wiley Capital Management, LLC

Lazard Asset Management, LLC

Templeton Investment Counsel, LLC